Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:
Edward Nichols - Vice President, Business Development
Manakoa Services Corporation Phone: 303 327 5200  ext 664

Investors:
Lisa Lindberg/Tom Caden
The Investor Relations Group Phone: 212 825 3210

Manakoa Announces Strategic Relationship with the QuanStar Group

Kennewick,  WA -  October  5,  2004  -  Manakoa  Services  Corporation,  (OTCBB:
MKOS.PK), a leading provider of risk management and regulatory compliance solutions, today announced that it has entered into an agreement with The QuanStar Group, LLC., under which QuanStar will actively assist the Company with developing strategic partnerships and with executing its growth and operational plans. QuanStar will also work with Manakoa to expand sales channels for the Company's suite of products and services.

"The QuanStar alliance provides Manakoa with a depth of professional acumen that will help propel this company beyond its position as a technology leader to become a pacesetter in risk management, regulatory compliance and homeland security," stated Manakoa CEO Dr. Robert Williams.

Mark N. Sirangelo, founder and CEO of QuanStar, commented, "We have been extremely impressed with the vision behind Manakoa's technology products, the market potential and the opportunity which it has in front of it. Owing to the personal nature of our services, we are very selective in our client base taking on only a few of the many companies that approach us." Mr. Sirangelo has, during his twenty year career, successfully grown and built several of his own companies and has actively advised over twenty high growth early stage companies.

Arnold I. Burns, Chairman of QuanStar, further commented, "The need for highly responsive software to address the growing need for security in data systems and to help organizations manage the requirements of government legislation is significant and Manakoa is well positioned for this need." Prior to joining QuanStar, Mr. Burns most recently served as Managing Director of a international investment bank, was formerly the Deputy Attorney General of the United States Department of Justice and has, in his business and legal capacities, successfully assisted hundreds of companies over a 50 year career.

"Forming the right type of strategic relationships can be pivotal to the success of growth oriented companies. We have great confidence in the outstanding QuanStar team and their ability to assist Manakoa during these important early years," stated Admiral Stuart Platt (USN retired), Chairman of Manakoa Services Corporation. Admiral Platt, the author of THE ARMAMENT TIDE - ReARMING AMERICA, was appointed by President Ronald Reagan as the nation's first Competitive Advocate General. Beyond his distinguished military career, he services on a number of corporate boards and is active in homeland security arena.

About Manakoa Services Corporation

Manakoa (www.Manakoa.com) is an independent software vendor and professional consulting services company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace for enterprise customers. Manakoa's security and compliance solutions suite offers advanced automation software on pre-configured scalable platforms designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. This groundbreaking software platform transforms high cost security and compliance consulting engagements into automated, consistent, and cost-effective technology. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology. Manakoa's flagship products are being previewed by Fortune 500 companies due to its unique approach of providing a pre-configured platform, with templates, department by department, for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes Oxley, the USA Patriot Act, and HIPPA. Manakoa's full product suite, which will include Compliance WorkCenter(TM) and Compliance Command and Control Center, provides a scalable, cost-effective total compliance solution, which can be easily utilized in concert with a company's existing IT. The Company is also launching the Manakoa Compliance KnowledgeBase(TM) during the forth quarter of 2004, an on-line research portal service. Finally, the Company has announced a joint licensing and development agreement with Battelle Corporation and the Pacific Northwest National Laboratory (PNNL) to commercialize the first Cyber Attack Simulation Trainer.


About QuanStar Group, LLC

The QuanStar Group is a nationally known strategic management company which provides multilevel business services to a select group of high growth companies. QuanStar positions itself to advancing businesses as an external executive and board resource that helps resolve issues, designs and implements growth paths and examines business expansion opportunities. QuanStar provides such services through the personal and hands-on interaction of its executive managers all of whom are internationally noted business people with direct experience in building companies, resolving all types of challenges facing advancing businesses and bringing forth new and creative opportunities for their clients.